02/08/2005 11:35 FAX 7325771188 ANSLOW & JACLIN, LLP
02/04/05 16:26 FAX 5037684996 KADA CONSULTING 004

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Dean Heller, Secretary of State, State of Nevada	20050022120-34
	Filing Date and Time: 02/15/2005 4:21 PM
	Entity Number: C18684-1999

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Heritage Scholastic Corporation

2. The articles have been amended as follows (provide article numbers, if available):

Article One: The name of the corporation is Nano Chemical Systems Holdings, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 99% Approved*

4. Effective date of filing (optional): ______ (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]
Katrina Cleburn, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

LOCATION:7325771188 RX TIME 02/08 '05 07:51